Exhibit 99.03

Our Ref: g/audit/pc/esg/letters/02pcae01

Ms Mary Fulton

Deloitte & Touche

Earlsfort Terrace

Dublin 2

9th December 2002

Re:          Engagement as Auditors for ESG Re Limited

Dear Ms. Fulton

ESG Re Limited has discussed engaging our firm as their independent auditors. Under the provisions of The Companies Act 1981, as amended, Section 89 (3A), we are required to request and receive from the prior auditor a written statement of the circumstances and the reasons why, in your opinion, your firm is being replaced. We understand that you resigned as auditors, effective November 22, 2002.

Please provide your letter to the undersigned at the address above.

Yours Faithfully

/s/ BDO Simpson Xavier
BDO Simpson Xavier